Exhibit 99.1

Potbelly Corporation Reports Results for Third Fiscal Quarter 2022

Same-store-sales improved +15%, leading to record AUVs of $23,383 for the quarter

Positive net income of $9.0 million, adjusted net income of $0.3 million, Adjusted EBITDA up 75% year-over-year

Recently signed franchising agreements for 25 shops within the Tampa, Central Orlando, Florida and Central Illinois regions, mark acceleration of franchise development growth

Chicago, IL. November 3, 2022 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the third fiscal quarter ended September 25, 2022.

Third Quarter Strategic Successes:

•Positive same-store sales (SSS) for the sixth consecutive quarter, ending the third quarter at +15.0% driven by continued strengthening from Central Business District (CBD) and Airport shops.

•Income from operations improved by approximately $2 million year-over-year driven by shop-level margins expanding to 10.6% from 8.7% in Q3 2021 with notable strength in the final weeks of the quarter.

•Enjoyed continued marketing success, driving customer engagement with limited time only menu offerings (LTOs) including the Gyro Sandwich, Pumpkin Shake and S’mores Cookie, increased engagement through targeted Perks promotions driving increased transactions and record sales.

•Refreshed the Company’s corporate branding, reflecting its rich heritage as Potbelly Sandwich Works.

•Expanded Potbelly Digital Kitchen (PDK) testing across both franchised and Company-owned shops.

•Signed two new franchise development agreements in the quarter, and a third agreement subsequent to the end of the quarter, marking an important step towards achieving the Company’s Franchise Growth Acceleration Initiative targets.

Key highlights for the quarter ended September 25, 2022 compared to September 26, 2021:

•Total revenues increased by 15.7% to $117.6 million compared to $101.7 million.

•GAAP net income attributable to Potbelly Corporation was $9.0 million, inclusive of PPP loan forgiveness of $10.2 million, compared to a GAAP net loss of ($2.9) million. GAAP diluted income per share was $0.31 compared to a GAAP diluted loss per share of ($0.10).

•Adjusted net income1 attributable to Potbelly Corporation was $0.3 million compared to an adjusted net loss of ($1.5) million. Adjusted diluted EPS1 was $0.01 compared to an adjusted diluted EPS loss of ($0.05).

•EBITDA1 improved to $12.3 million from $0.9 million, inclusive of PPP loan forgiveness.

•Adjusted EBITDA1 improved to $4.7 million compared to $2.7 million.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, said, “We are pleased to report another quarter of strong results, driven by the continued success of our Five-Pillar Strategy and the strategic initiatives that support it. Once again, we achieved record AUVs and substantial top-line growth, driven by successful marketing campaigns including our new branding and digital marketing efforts. These initiatives included Perks and digital promotional activity, LTO product launches including the Gyro Sandwich, Pumpkin Shake, and S’mores Cookie and the benefit of strategic price increases which were implemented earlier in the quarter. Additionally, we expanded shop-level margins year-over-year despite additional inflationary pressures related to commodity costs we faced earlier in the quarter. The margin expansion we achieved was also due to the team’s ongoing focus on disciplined cost management, strategic price increases, and demand generation across shop types.”

Mr. Wright continued, “Recently, we shared the exciting news that we signed three multi-unit development deals, bringing 25 new Potbelly shops to the Tampa, Central Orlando, Florida and Central Illinois regions over the next seven to eight years. These development agreements mark the beginning of a new era for us, as we shift to a more franchise-focused organization and look to accelerate our next phase of growth by expanding the unique Potbelly brand across the country. We continue to be pleased with the pipeline of interest and activity from highly qualified franchise candidates and we look forward to announcing additional deals as they are signed.”

2022 Outlook

Steve Cirulis, Chief Financial Officer, added, “We are happy with Potbelly’s ability to produce substantial top-line growth, which was at the high end of our expectations, and shop-level margin expansion which was within our guidance range. Additionally, we are pleased by the Company’s resiliency throughout the period and our ability to exit the third quarter with momentum which has continued into the fourth quarter. Potbelly continues to enjoy strength in its digital business, as well as continued recovery in our CBD and airport shop types, giving us confidence as we approach the end of the year. We believe our strong performance will continue and expect fourth quarter revenue of between $114 to $119 million and shop-level margins of between 10% to 13%. This performance trajectory allows us to share our 2022 fiscal year goals of achieving record AUVs of between $1.14 to $1.16 million, same-store sales of between 16% to 18% and shop level margins of approximately 10%.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, November 3, 2022, through midnight November 10, 2022. To access the replay, please call 1-877-344-7529 (U.S.), 855-669-9658 (Canada), or 1-412-317-0088 (International) and enter confirmation code 2581610. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.

•EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – represents income (loss) from operations excluding franchise royalties and fees, franchise marketing expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

1Non-GAAP Financial Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our future financial position and results of operations, revenue, business strategy, budgets, shop-level margins, our intention to build further on our growth momentum in the coming quarters, our expectation that we will announce our first franchising deals with candidates as well as new signed Shop Development Area Agreements, our expectation that we will make meaningful progress in Potbelly’s next phase of growth, our expectation that we will achieve record AUV’s and double-digit growth in same-store sales for full year 2022 and our expectation that our shop-level margins will be in the low double-digit range for full year 2022. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg
Alpha IR Group
312-445-2870
PBPB@alpha-ir.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	September 25, 2022	% of Revenues	September 26, 2021	% of Revenues	September 25, 2022	% of Revenues	September 26, 2021	% of Revenues
Revenues
Sandwich shop sales, net	$116,449	99.0%	$100,996	99.3%	$328,873	99.1%	$275,274	99.3%
Franchise royalties and fees	1,200	1.0	698	0.7	2,950	0.9	1,974	0.7
Total revenues	117,649	100.0	101,694	100.0	331,823	100.0	277,248	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	34,814	29.9	28,225	27.9	94,952	28.9	76,035	27.6
Labor and related expenses	36,031	30.9	33,087	32.8	105,405	32.1	93,662	34.0
Occupancy expenses	13,559	11.6	13,437	13.3	41,209	12.5	40,598	14.7
Other operating expenses	19,743	17.0	17,466	17.3	56,977	17.3	47,039	17.1

(Percentages stated as a percent of total revenues)
Franchise marketing expenses	115	NM	94	NM	361	0.1	213	NM
General and administrative expenses	9,554	8.1	7,260	7.1	26,899	8.1	23,106	8.3
Depreciation expense	2,922	2.5	3,610	3.5	9,089	2.7	12,337	4.4
Impairment, loss on disposal of property and equipment and shop closures	1,616	1.4	1,118	1.1	3,980	1.2	4,497	1.6
Total expenses	118,354	100.6	104,297	102.6	338,872	102.1	297,487	107.3
Loss from operations	(705)	(0.6)	(2,603)	(2.6)	(7,049)	(2.1)	(20,239)	(7.3)

Interest expense, net	354	0.3	241	0.2	1,037	0.3	713	0.3
Gain on extinguishment of debt	(10,191)	(8.7)	—	NM	(10,191)	(3.1)	—	NM
Income (loss) before income taxes	9,132	7.8	(2,844)	(2.8)	2,105	0.6	(20,952)	(7.6)
Income tax expense (benefit)	(4)	NM	16	NM	148	NM	230	NM
Net income (loss)	9,136	7.8	(2,860)	(2.8)	1,957	0.6	(21,182)	(7.6)
Net income attributable to non-controlling interest	107	NM	88	NM	267	NM	119	NM
Net income (loss) attributable to Potbelly Corporation	$9,029	7.7%	$(2,948)	(2.9)%	$1,690	0.5%	$(21,301)	(7.7)%

Net income (loss) per common share attributable to common shareholders:
Basic	$0.31		$(0.10)		$0.06		$(0.78)
Diluted	$0.31		$(0.10)		$0.06		$(0.78)
Weighted average common shares outstanding:
Basic	28,726		28,264		28,563		27,395
Diluted	28,867		28,264		28,947		27,395
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$9,029	$(2,948)	$1,690	$(21,301)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,616	1,118	3,980	4,497
Gain on extinguishment of debt	(10,191)	—	(10,191)	—
Total adjustments before income tax	(8,575)	1,118	(6,211)	4,497
Income tax adjustments(2)	(183)	338	1,826	3,946
Total adjustments after income tax	(8,758)	1,456	(4,385)	8,443
Adjusted net income (loss) attributable to Potbelly Corporation	$271	$(1,492)	$(2,695)	$(12,858)

Net income (loss) attributable to Potbelly Corporation per share, basic	$0.31	$(0.10)	$0.06	$(0.78)
Net income (loss) attributable to Potbelly Corporation per share, diluted	$0.31	$(0.10)	$0.06	$(0.78)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.01	$(0.05)	$(0.09)	$(0.47)
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.01	$(0.05)	$(0.09)	$(0.47)

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation:
Basic	28,726	28,264	28,563	27,395
Diluted	28,867	28,264	28,947	27,395

	For the Quarter Ended		For the Year to Date Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$9,029	$(2,948)	$1,690	$(21,301)
Depreciation expense	2,922	3,610	9,089	12,337
Interest expense, net	354	241	1,037	713
Income tax expense (benefit)	(4)	16	148	230
EBITDA	$12,301	$919	$11,964	$(8,021)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,616	1,118	3,980	4,497
Stock-based compensation	951	640	2,446	1,488
Gain on extinguishment of debt	(10,191)	—	(10,191)	—
Adjusted EBITDA	$4,677	$2,677	$8,199	$(2,036)

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Loss from operations	$(705)	$(2,603)	$(7,049)	$(20,239)
Less: Franchise royalties and fees	1,200	698	2,950	1,974
Franchise marketing expenses	115	94	361	213
General and administrative expenses	9,554	7,260	26,899	23,106
Depreciation expense	2,922	3,610	9,089	12,337
Impairment, loss on disposal of property and equipment and shop closures	1,616	1,118	3,980	4,497
Shop-level profit [Y]	$12,302	$8,781	$30,330	$17,940
Total revenues	$117,649	$101,694	$331,823	$277,248
Less: Franchise royalties and fees	1,200	698	2,950	1,974
Sandwich shop sales, net [X]	$116,449	$100,996	$328,873	$275,274
Shop-level profit margin [Y÷X]	10.6%	8.7%	9.2%	6.5%

Potbelly Corporation
Consolidated Selected Balance Sheet Data & Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	September 25, 2022	December 26, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$9,506	$14,353
Total assets	241,555	253,237
Current portion of long-term debt	—	2,333
Long-term debt, net of current portion	10,100	17,517
Total liabilities	240,646	255,654
Total equity (deficit)	909	(2,417)

	For the Quarter Ended		For the Year to Date Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	388	397	388	397
Franchise shops, end of period	46	46	46	46
Revenue Data:
Company-operated comparable store sales	15.0%	33.7%	18.5%	29.1%

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.